AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT
                  --------------------------------------------

          THIS AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT ("Amendment"), dated as of September 29, 2005, by and among Infinicom AB ("Seller"), 24Holdings, Inc. (the "Company"), Moyo Partners, LLC ("Moyo"), R&R Biotech Partners LLC ("R&R," R&R and Moyo being collectively referred to as the "Purchasers").

                               W I T N E S S E T H

          WHEREAS, the Seller, the Company and the Purchasers have entered into that certain Common Stock Purchase Agreement (the "Agreement") dated as of May 26, 2005 relating to, among other things, the sale of the Seller's Shares (as defined in the Agreement) of the Company's stock to the Purchasers; and

          WHEREAS, pursuant to the Securities and Exchange Act of 1934, the Company is required to file a Form 10Q for the period ending September 30, 2005 (the "10Q"); and

          WHEREAS the 10Q must be certified by the Company's Chief Executive Officer ("CEO") and Chief Finaincial Officer ("CFO") pursuant to the Sarbanes-Oxley Act of 2002; and

          WHEREAS Urban Von Euler ("Von Euler") and Roger Woodward ("Woodward," Woodward and Von Euler being referred to collectively as the "Officers") serve as the Company's CEO and CFO ; and

          WHEREAS, the parties hereto desire to amend the Agreement to secure the employment of Von Euler as the CEO and Woodward as the CFO of the Company until such time as the Company has filed the 10Q and
          WHEREAS, the parties desire to amend the Agreement with respect to certain Merger Shares to be issued to the Seller.

          NOW THEREFORE, in consideration of the premises and the mutual covenants

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contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1. All capitalized terms herein shall have the meanings defined in the Agreement unless otherwise defined in this Amendment. Except as set forth herein, the Agreement is ratified and confirmed in all respects and all provisions therein shall continue in full force and effect


          2. Covenants of Seller
             -------------------
               a. Preparation of 10Q. After the Closing, Infinicom shall cause Von Euler and Woodward to continue to serve as the Company's CEO and CFO, respectively, at no cost to the Company, until such time as the Company has filed the 10Q with the United States Securities and Exchange Commission (the "SEC"). The Officers shall cooperate in the preparation of the 10Q, in a manner to reasonably facilitate its preparation and filing as soon as practicable following the Closing, and shall provide the certifications required by Sarbanes-Oxley consistent with prior filings of the Company's periodic reports with the SEC. The 10Q shall be approved by the Board of Directors of the Company prior to its filing.

          3. Covenants of the Company
             ------------------------
               a. Independent Auditors. In connection with the preparation of the 10Q, the Company covenants and agrees that it will continue to retain the professional services of Stonefield Josephson, Inc., the independent certified accountants currently engaged by the Company. The cost of such accountants shall be borne by the Company.

               b. Indemnification. In addition to any other indemnification to which the Officers may be entitled, the Company agrees to indemnify and hold the Officers harmless, and shall reimburse the Officers for, any loss, liability, claim, damage, expense (including, but not limited to, the reasonable cost of investigation and defense and reasonable attorneys' fees) or diminution of value arising from, or in connection with, services rendered by the Officers after the Closing, including, but not limited to, the preparation and filing of the 10Q, to the fullest extent permitted by law.

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


               c. Merger Shares. Section 2.1 of the Agreement is hereby deleted and replaced in its entirety as follows: Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell, transfer and assign to the Purchasers and the Purchasers agree to purchase from the Seller the Shares, in exchange for an aggregate purchase price (the "Purchase Price") consisting of (i) $500,000 in cash and (ii) shares of common stock of the Company which shall represent one percent (1%) of the issued and outstanding shares of common stock of the Company on a fully diluted basis (including any shares issuable pursuant to any warrants, options or convertible securities) determined as of the earlier to occur of the following events (the "Trigger Events"): (i) an equity financing, or series of equity financings, yielding gross proceeds to the Company of a minimum of $15,000,000 or
                    (ii) consummation of the Merger with an operating business as set forth in Section 3.20 (after giving effect to any shares of common stock being issued in conjunction with such Merger) (the "Merger Shares"), provided, however, that in the event that the Trigger Events specified in (i) and (ii) occur within 60 days of each other, then the number of Merger Shares shall be determined as of the later of such Trigger Events. The Company shall issue the Merger Shares to the Seller upon the date of the Trigger Event.

               d. Seller Representations The following section 3.22 is added to the Agreement:: 3.22 Merger Shares. Seller is purchasing the Merger Shares for its own account, with the intention of holding the Merger Shares, with no present intention of dividing or allowing others to participate in the investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Merger Shares, and shall not make any sale, transfer, or pledge thereof without registration under the Securities Act of 1933 and any applicable securities laws of any state or unless an exemption from registration is available under those laws. Seller undersigned understands that no federal or state agency has made any finding or determination regarding the fairness of the sale of the Merger Shares for investment, or any recommendation or endorsement of the sale of the Merger Shares.

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


          IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to the Agreement as of the day and year first above written.



                                              24HOLDINGS, INC

                                              By:  /s/ Roger Woodward
                                                 ----------------------------
                                                 Name: Roger Woodward
                                                 Title: CFO


                                              INFINICOM AB

                                              By:  /s/ Per-Anders Johansson
                                                 ----------------------------
                                                 Name: Per-Anders Johansson
                                                 Title: Chairman

                                              MOYO PARTNERS, LLC

                                              By:  /s/ Arnold Kling
                                                 -----------------------------
                                                 Name:  Arnold Kling
                                                 Title:  Managing Member

                                              R&R BIOTECH PARTNERS LLC

                                              By:  /s/ Thomas Pinou
                                                 -----------------------------
                                                 Name:  Thomas Pinou
                                                 Title:  Chief Financial Officer


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